Exhibit 10.1
FOURTH AMENDMENT TO CREDIT AGREEMENT
     THIS FOURTH AMENDMENT TO CREDIT AGREEMENT dated as of May 15, 2007 (this “Amendment”) by and among THE BISYS GROUP, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions from time to time party hereto (the “Lenders”), and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”).
     WHEREAS, the Borrower, the Lenders party thereto and the Administrative Agent are parties to that certain Credit Agreement dated as of January 3, 2006, as amended by that certain First Amendment to Credit Agreement dated as of August 31, 2006, as further amended by that certain Second Amendment to Credit Agreement dated as of November 15, 2006, and as further amended by that certain Third Amendment to Credit Agreement dated as of December 20, 2006 (as so amended, the “Credit Agreement”);
     WHEREAS, the Borrower desires to declare and pay a one-time dividend out of surplus in an amount up to, but not to exceed, $50,000,000, and has requested that the Lenders permit the payment of such dividend under the Credit Agreement;
     WHEREAS, the Borrower, the Lenders party hereto and the Administrative Agent desire to amend the Credit Agreement in order to permit the payment of such dividend on the terms and conditions contained herein;
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:
     Section 1. Amendment to Credit Agreement.
     (a) The Credit Agreement is hereby amended by deleting the word “and” at the end of clause (d) in Section 7.8 of the Credit Agreement, by deleting the “.” at the end of clause (e) of such Section and by replacing such “.” with the following:
     “; and
     (f) the Borrower may declare and make a one-time dividend out of then available surplus to the holders of the Borrower’s common stock (the “Special Dividend”) in an amount not to exceed $50,000,000; provided, that (i) the Special Dividend is permitted under that certain Agreement and Plan of Merger dated as of May 1, 2007 (the “Merger Agreement”) among Citibank, N.A. (the “Buyer”), Buckeye Acquisition Sub, Inc. and the Borrower; (ii) each of the Buyer and/or the Borrower, as the case may be, shall have obtained (a) all governmental, shareholder and third party consents and approvals required as conditions precedent to consummation of Merger (as defined in the Merger Agreement) pursuant to the Merger Agreement and (b) if applicable, all shareholder and third party consents and approvals necessary in connection with the declaration and payment of the Special Dividend and the incurrence of Loans for the funding of the Special Dividend; and (iii) the payment of the Special Dividend is conditioned upon consummation of the Merger (as defined in the Merger Agreement).”
     Section 2. Effectiveness of Amendment. The effectiveness of this Amendment is subject to the truth and accuracy of the representations set forth in Section 3 below and receipt by the Administrative Agent of counterparts of this Amendment duly executed by the Borrower, each Subsidiary Guarantor, the Administrative Agent and the Required Lenders.
     Section 3. Representations of Borrower. The Borrower represents and warrants to the Administrative Agent and the Lenders that:
     (a) Corporate Power and Authority. The Borrower has the corporate power and authority to execute, deliver and perform the terms and provisions of this Amendment, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Amendment. The Borrower has duly executed and delivered this Amendment, and this Amendment constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).
     (b) No Violation. Neither the execution, delivery or performance by the Borrower of this Amendment and the Credit Agreement, as amended hereby, nor compliance by it with the terms and provisions hereof and thereof, nor the declaration and payment of the Special Dividend, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or Governmental Authority, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower pursuant to the terms of any material indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which the Borrower is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate or articles of incorporation or by-laws (or equivalent organizational documents) of the Borrower.
     (c) Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for those that have otherwise been obtained or made on or prior to the date of the effectiveness of this Amendment and which remain in full force and effect on such date) or exemption by, any Governmental Authority, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Amendment by the Borrower, (ii) the legality, validity, binding effect or enforceability of this Amendment, and the Credit Agreement, as amended hereby, against the Borrower or (iii) the declaration and payment of the Special Dividend.

     (d) No Default. No Default or Event of Default now exists or will exist immediately after giving effect to this Amendment and the payment of the Special Dividend.
     (e) Reaffirmation of Representations. The Borrower hereby repeats and reaffirms all representations and warranties made by it to the Administrative Agent and the Lenders in the Credit Agreement and the other Loan Documents to which it is a party on and as of the date hereof (and after giving effect to this Amendment) with the same force and effect as if such representations and warranties were set forth in this Amendment in full (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date).
     Section 4. Amendment as a Loan Document. Each reference in the Credit Agreement or in any of the other Loan Documents to “Loan Documents” shall be deemed to include a reference to this Amendment, and this Amendment shall be a Loan Document for all purposes under the Loan Documents.
     Section 5. References to the Credit Agreement. Each reference to the Credit Agreement in any of the Loan Documents (including the Credit Agreement) shall be deemed to be a reference to the Credit Agreement, as amended by this Amendment.
     Section 6. Acknowledgment of Request for Extension of Maturity Date. The Administrative Agent and the Lenders hereby acknowledge that, in accordance with Section 2.5 of the Credit Agreement, the Borrower has requested an extension of the Maturity Date to December 31, 2007. Subject to the satisfaction of the conditions set forth clauses (a) and (b) of Section 2.5 of the Credit Agreement, the Maturity Date shall be extended to December 31, 2007 without any further action on the part of the Borrower.
     Section 7. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.
     Section 8. Expenses. The Borrower agrees to reimburse the Lenders and the Administrative Agent on demand for all reasonable costs and expenses (including, without limitation, attorneys’ fees) incurred by such parties in negotiating, documenting and consummating this Amendment, the other documents referred to herein, and the transactions contemplated hereby and thereby.
     Section 9. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
     Section 10. Effect/No Novation. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect. Neither this Amendment nor any of the transactions contemplated hereby shall be deemed to be a novation of any of the Obligations.
     Section 11. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.
     Section 12. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement.
[Signatures on Following Pages]

     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to Credit Agreement to be executed as of the date first above written.

BORROWER: THE BISYS GROUP, INC.
By:	/s/ Bruce Dalziel
	Name:	Bruce Dalziel
	Title:	Chief Financial Officer

[Signatures Continued on Following Page]

[Signature Page to Fourth Amendment to Credit Agreement
dated as of May 15, 2007 with THE BISYS GROUP, INC.]

ADMINISTRATIVE AGENT AND LENDERS:

SUNTRUST BANK, Individually and as Administrative Agent

By:	/s/ Tim O’Leary

Name: Timothy M. O’Leary
Title: Managing Director
[Signatures Continued on Following Page]

[Signature Page to Fourth Amendment to Credit Agreement
dated as of May 15, 2007 with THE BISYS GROUP, INC.]
The following hereby execute this Fourth Amendment to Credit Agreement to indicate their consent thereto and agreement therewith and to acknowledge that the making of this Fourth Amendment to Credit Agreement shall not terminate, limit or otherwise adversely affect any of their respective obligations to the Administrative Agent, the Issuing Bank and the Lenders under the Loan Documents. Further, the following hereby reaffirm their respective continuing obligations as a guarantor of the Guaranteed Obligations (as defined in the Guarantee Agreement) under the Guarantee Agreement and their respective obligations under each of the other Loan Documents to which they are a party.

ASCENSUS INSURANCE SERVICES, INC.

BISYS COMMERCIAL INSURANCE SERVICES, INC.

BISYS FINANCING COMPANY

BISYS FUND SERVICES OHIO, INC.

BISYS INSURANCE SERVICE HOLDING CORP.

BISYS INSURANCE SERVICES, INC.

BISYS MANAGEMENT COMPANY

BISYS PRIVATE EQUITY SERVICES, INC.

BISYS RETIREMENT SERVICES, INC.

By:	/s/ Steven Kyono

Name:	Steven Kyono
Title:	Executive Vice President of each of the above-listed Guarantors
[Signatures End]